                                                                  EXECUTION COPY

                            ADMINISTRATION AGREEMENT

         Agreement dated as of February 15, 2002, by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Fresco'sm' Index Shares Funds, a Massachusetts business trust (the "Trust").


         WHEREAS, the Trust will be registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), as of the first date (the "Launch Date") that it offers shares of beneficial interest (the "Shares") of the initial series of the Trust, listed on Schedule A hereto, as it may be amended from time to time (each a "Fund" and together the "Funds"); and


         WHEREAS, Shares of each Fund will be listed on the New York Stock Exchange (the "Exchange"); and

         WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR

         The Trust hereby appoints the Administrator to act as administrator with respect to the Trust and each Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein for the compensation provided herein.


         In the event that the Trust establishes one or more additional Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such additional Funds shall be listed on an amended Schedule A and such Funds shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each additional Fund in writing by the Trust and the Administrator at the time of the addition of the Fund.


2. DELIVERY OF DOCUMENTS

         The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

         a.  The Trust's Declaration of Trust and By-Laws;

         b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Funds and all amendments and supplements thereto as in effect from time to time;

         c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

         d. A copy of the investment advisory agreement between each Fund and its investment adviser;

         e. A copy of the distribution agreement between each Fund and its distributor; and

         f. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator represents and warrants to the Trust that:

         a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

         b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

         c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

         e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4. REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants to the Administrator that:

         a. It is a Massachusetts business trust organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

         b. It has the corporate power and authority under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement;

         c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

         d. It is an investment company which will be properly registered under the 1940 Act on the Launch Date;

         e. A registration statement under the 1933 Act and the 1940 Act will be filed prior to the Launch Date and will be effective and remain effective from the Launch Date through the remaining term of this Agreement. The Trust also warrants to the Administrator that as of the Launch Date, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares will be made;

         f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

         g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and


         h. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest, and it will initially offer shares on the Launch Date, in the authorized amounts as set forth in Schedule A.


5. ADMINISTRATION SERVICES

         The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator:

         a. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Section 31 of the 1940 Act, including any Rules promulgated thereunder;

         b. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust's treasurer;

         c. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

         d. Prepare for review and approval by officers of the Trust financial information and related supporting schedules for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust shareholders, arrange for the printing and dissemination of such reports and communications to record and beneficial shareholders through The Depository Trust Company and supply backup data for such reports and communications for the independent auditors of the Funds;

         e. Prepare for review by an officer of and legal counsel for the Trust and file as appropriate the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

         f. Prepare such periodic reports relating to the business and affairs of the Trust as may be mutually agreed upon by the parties from time to time and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

         g. Prepare recommendations as to each Fund's income and capital gains available for distribution; calculate such distributions for each Fund in accordance with applicable regulations and the distribution policies set forth in the Trust's registration statement, and assist Trust management in making final determination of distribution amounts;

         h. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

         i. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and transfer agent;

         j. Consult with the Trust's officers, independent accountants, legal counsel, custodian and transfer agent in establishing the accounting policies of the Trust;

         k. Respond to, or refer to the Trust's officers or the Distributor or the Transfer Agent, shareholder inquiries relating to the Trust;

         l. Provide periodic testing of portfolios and related written reports as agreed upon between the parties to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon and prompt notice in writing of breaches or potential breaches of any such requirement or guideline in such form(s) as agreed upon between the parties;

         m.  Review and provide assistance on shareholder communications;

         n.  Maintain general corporate calendar;

         o.  Maintain copies of the Trust's Declaration of Trust and by-laws;

         p. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

         q.  Organize, attend and prepare minutes of shareholder meetings;

         r. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

         s. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

         t. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

         u. Counsel and assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

         Subject to review and comment by the Trust's legal counsel:

         v. Prepare and file with the SEC applications for exemptive and/or no-action relief related to the Funds and the Trust's registration statement and any amendments thereto, including updating the Prospectus and Statement of Additional Information, where applicable;

         w. Prepare and file with the SEC proxy statements; provide consultation on proxy solicitation matters;

         x. Prepare agenda and background materials for Board meetings, including Board reports as required by applicable law, regulation or the Trust's procedures and any other reports or materials requested by the Trust or the Trust's legal counsel, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings;

         y.  Prepare and file with the SEC Rule 24f-2 notices;

         z. Perform Blue Sky services pursuant to the specific instructions of the Trust and as detailed in Schedule B hereto; and

         aa. Prepare or oversee the preparation and filing of all notices to the Exchange.

The Administrator shall provide, at its own cost, the office facilities and the personnel required by it to perform the services contemplated herein.

6. FEES; EXPENSES; EXPENSE REIMBURSEMENT


         The Administrator shall receive from the Trust such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties, which represents the Combined Fee Schedule for custody, administration and transfer agency services to be provided by the Administrator to the Trust. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this

Agreement. In addition, the Trust shall reimburse the Administrator for its reasonable out-of-pocket costs set forth in the Combined Fee Schedule incurred in connection with this Agreement.

         The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request and with the Trust's prior written consent.

         The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator except as agreed upon otherwise between the parties; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees; the costs of preparation (other than with respect to the services contemplated in Section 5 herein), EDGAR filing, printing and mailing of the Trust's proxy materials, registration statements on Form N-1A and any amendments thereto and shareholder reports; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, trustee or employee of the Trust to the extent not employed by the Administrator; cost of typesetting and printing of prospectuses; cost, if applicable, of filing of the Trust's tax returns (other than with respect to the services contemplated in Section 5 herein) and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; cost of fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions and any such delegation shall not affect the Administrator's liability whatsoever.

7. INSTRUCTIONS AND ADVICE

         At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust where prior consent for such expense has been provided by the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice.

8. LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement, and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers, employees or agents. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, however, notwithstanding the foregoing, the Administrator's cumulative liability for any calendar year, regardless of the form of action or legal theory, shall be limited to such amounts as may be agreed upon from time to time between the parties hereto.

         The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control.

         The names "Fresco'sm' Index Shares Funds" and "Trustees of Fresco'sm' Index Shares Funds" refer respectively to the Trust created and the Trustees, as trustees, not individually or personally, acting from time to time under a Declaration of Trust dated February 13, 2002 with respect to Fresco'sm' Index Shares Funds, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Fresco'sm' Index Shares Funds" entered into the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the respective Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         The Trust shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct and, provided further, that the Trust shall not be liable under this Section for any amount paid in settlement of claims without the Trust's consent, unless such consent is unreasonably withheld.

         The indemnification contained herein shall survive the termination of this Agreement.

9. CONFIDENTIALITY

         The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

         The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11. SERVICES NOT EXCLUSIVE

         The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12. TERM, TERMINATION AND AMENDMENT


         This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of two years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. Upon termination of this Agreement with respect to a Fund, Schedule A shall be amended as necessary to reflect the Funds subject to the terms of this Agreement. Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. Notwithstanding the foregoing, the Trust may terminate this Agreement (i) upon thirty (30) days' prior written notice to the Administrator that the Administrator is in breach of this Agreement, and the Administrator within such period fails to cure such breach,
(ii) upon intervention of bankruptcy or receivership with respect to the Administrator or (iii) upon the execution by the Administrator of any assignment for the benefit of creditors. Any such termination shall be in addition to, and not in lieu of, any rights the Trust may have at law or in equity against the Administrator.


13. NOTICES

         Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

                  if to the Trust, on behalf of a Fund:
                  Fresco'sm' Index Shares Funds
                  51 West 52nd Street
                  New York, NY  10019
                  Fax number (212) 882-5472
                  Attention: Amy R. Doberman, Esq.

                  if to the Administrator:
                  State Street Bank and Trust Company
                  One Federal Street - 9th Floor/P.O. Box 5049
                  Boston, Massachusetts 02206-5049
                  Fax number (617) 662-3805
                  Attn:Fund Administration Legal Department



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


14. NON-ASSIGNABILITY

         This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15. SUCCESSORS

         This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

16. ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17. WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18. SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19. GOVERNING LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, except with respect to the conflicts of laws provisions thereof.





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


20. REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                                            FRESCO'sm' INDEX SHARES FUNDS


                                            By:    /s/ Joseph A. La Corte
                                                   ----------------------------
                                            Name:  Joseph A. La Corte
                                            Title: Trustee


                                            STATE STREET BANK AND TRUST COMPANY



                                            By:    /s/ Alan D. Greene
                                                   ----------------------------
                                            Name:  Alan D. Greene
                                            Title: Executive Vice President

FRESCO'sm' INDEX SHARES FUNDS
ADMINISTRATION AGREEMENT


                                   SCHEDULE A
                     Listing of Funds and Authorized Shares

----------------------------------------------------------------------------------------------------------
Fund                                                                          Authorized Shares
----------------------------------------------------------------------------------------------------------
FRESCO'sm' Dow Jones STOXX 50'sm' Fund                                                Unlimited
----------------------------------------------------------------------------------------------------------
FRESCO'sm' Dow Jones EURO STOXX 50'sm' Fund                                           Unlimited
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

FRESCO'sm' INDEX SHARES FUNDS
ADMINISTRATION AGREEMENT


                                   SCHEDULE B
                               Notice Filing with
                         State Securities Administrators

At the specific direction of the Trust, the Administrator will prepare required documentation and make Notice Filings in accordance with the securities laws of each jurisdiction in which Trust shares are to be offered or sold pursuant to instructions given to the Administrator by the Trust.

The Trust shall be solely responsible for the determination (i) of those jurisdictions in which Notice Filings are to be submitted and (ii) the number of Trust shares to be permitted to be sold in each such jurisdiction. In the event that the Administrator becomes aware of (a) the sale of Trust shares in a jurisdiction in which no Notice Filing has been made or (b) the sale of Trust shares in excess of the number of Trust shares permitted to be sold in such jurisdiction, the Administrator shall report such information to the Trust, and it shall be the Trust's responsibility to determine appropriate corrective action and instruct the Administrator with respect thereto.

The Blue Sky services shall consist of the following:

         1.  Filing of Trust's Initial Notice Filings, as directed by the Trust;

         2.  Filing of Trust's renewals and amendments as required;

         3. Filing of amendments to the Trust's registration statement where required;

         4.  Filing Trust sales reports where required;

         5. Payment at the expense of the Trust of all Trust Notice Filing fees;

         6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

         7.  Filing of annual reports and proxy statements where required; and

         8. The performance of such additional services as the Administrator and the Trust may agree upon in writing.


Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, as of February 15, 2002, that FRESCO'sm' INDEX SHARES FUNDS with principal offices at 51 West 52nd Street, New York, New York 10019 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Company in each jurisdiction in which Company shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Company applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Company shares.

2. CHECKS. The power to endorse, and deposit checks in the name of the Funds in connection with the notice filings of the Funds' shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Company with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.


FRESCO'sm' INDEX SHARES FUNDS

By:    /s/ Joseph A. La Corte
       --------------------------------------------
Name:  Joseph A. La Corte
Title: Trustee